Exhibit 99.2

ITEM 1.       FINANCIAL STATEMENTS

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
	(unaudited)
Current Assets
Cash and cash equivalents	$581,608	$1,027,997
Short-term investments	19,178	135,143
Accounts receivable	179,887	143,469
Prepaid expenses and other current assets	1,137,478	1,755,658
Inventory - raw materials	203,483	198,688
Total Current Assets	2,121,634	3,260,955

Long Term Assets
Property and equipment, net	8,403,597	12,315,460
Operating lease right-of-use asset	577,705	4,803,361
Finance lease right-of-use asset	9,571,213	17,223,359
Deposits	96,826	271,449
Other assets	–	203,135
Related party receivable	–	1,100,000
Total Assets (Note 1)	$20,770,975	$39,177,719

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities
Accounts payable	$5,087,024	$3,227,313
Deferred revenue	1,618,931	1,466,094
Operating lease liability, current portion	184,943	474,972
Finance lease liability, current portion	1,151,975	945,058
Accrued expenses and other liabilities	2,881,210	2,160,258
Convertible promissory notes payable, related party	8,862,000	16,015,400
Non-convertible promissory notes payable, related party	2,410,000	–
Total Current Liabilities	22,196,083	24,289,095

Long Term Liabilities
Operating lease liability, net of current portion	555,936	3,036,157
Finance lease liability, net of current portion	4,951,684	8,076,989
Warrant liability	46,000	2,098,000
Total Liabilities (Note 1)	27,749,703	37,500,241

Commitments and Contingencies (Notes 7, 12, and 13)

Stockholders’ (Deficit) Equity
Common stock, $0.0002 par value; 250,000,000 shares authorized, 61,142,712 and 5,083,268 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	12,229	1,017
Additional paid-in capital	301,508,976	293,253,163
Accumulated deficit	(302,957,937)	(287,178,670)
Accumulated other comprehensive income	107,036	224,110
Total Scorpius Holdings, Inc. Stockholders’ (Deficit) Equity	(1,329,696)	6,299,620
Non-Controlling Interest	(5,649,032)	(4,622,142)
Total Stockholders’ (Deficit) Equity	(6,978,728)	1,677,478

Total Liabilities and Stockholders’ (Deficit) Equity	$20,770,975	$39,177,719

See Notes to Consolidated Financial Statements (Unaudited)

1

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$229,842	$922,365	$669,640	$5,196,257

Operating expenses:
Cost of revenues	145,370	852,016	735,185	2,628,165
Research and development	2,465,853	4,297,015	8,423,716	11,791,981
Selling, general and administrative	2,346,061	5,628,158	9,347,101	15,651,060
Loss on lease assignment and termination	–	–	5,733,298	–
Loss on disposal of long-lived assets	–	–	721,564	564,692
Change in fair value of contingent earn-out receivable, related party	–	(190,000)	–	(1,190,000)
Total operating expenses	4,957,284	10,587,189	24,960,864	29,445,898

Operating loss	(4,727,442)	(9,664,824)	(24,291,224)	(24,249,641)

Interest income	106	1,713	1,565	19,777
Interest expense	(163,638)	(233,656)	(575,163)	(723,582)
Loss on settlement of related party receivable	–	–	(780,000)	–
Loss on extinguishment of warrant liability	–	–	(279,000)	–
Loss on debt extinguishment	(2,647,000)	(730,000)	(2,647,000)	(560,000)
Change in fair value of warrant liability	241,000	–	2,331,000	–
Change in fair value of related party receivable	–	140,000	230,000	140,000
Change in fair value of non-convertible promissory notes, related party	1,060,000	(10,000)	1,300,000	(20,000)
Change in fair value of convertible promissory notes, related party	5,017,000	(120,000)	7,791,321	(224,250)
Other income	20,413	71,011	112,344	1,129,548
Unrealized gain on short-term investments	–	4	–	999
Total non-operating income (expense)	3,527,881	(880,928)	7,485,067	(237,508)

Net loss before income taxes	(1,199,561)	(10,545,752)	(16,806,157)	(24,487,149)
Income tax benefit	–	–	–	–
Net loss	(1,199,561)	(10,545,752)	(16,806,157)	(24,487,149)
Net loss - non-controlling interest	(215,132)	(431,608)	(1,026,890)	(1,080,608)
Net loss attributable to Scorpius Holdings, Inc.	$(984,429)	$(10,114,144)	$(15,779,267)	$(23,406,541)

Weighted-average common shares outstanding, basic and diluted (Note 10)	61,142,712	7,055,768	38,667,703	2,525,432

Net loss per common share attributable to Scorpius Holdings, Inc., basic and diluted	$(0.02)	$(1.43)	$(0.41)	$(9.27)

Comprehensive loss
Net loss	$(1,199,561)	$(10,545,752)	$(16,806,157)	$(24,487,149)
Unrealized loss on foreign currency translation	(20,635)	(70,834)	(117,074)	(32,542)
Total comprehensive loss	(1,220,196)	(10,616,586)	(16,923,231)	(24,519,691)
Comprehensive loss attributable to non-controlling interest	(215,132)	(431,608)	(1,026,890)	(1,080,608)
Comprehensive loss - Scorpius Holdings, Inc.	$(1,005,064)	$(10,184,978)	$(15,896,341)	$(23,439,083)

See Notes to Consolidated Financial Statements (Unaudited)

2

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Statements of Stockholders’ (Deficit) Equity

(Unaudited)

	Three Months Ended September 30, 2025
	Common		Accumulated	Accumulated Other Comprehensive	Non-Controlling	Total Stockholders’
	Stock	APIC	Deficit	Income	Interest	Deficit
Balance at June 30, 2025	$12,229	$299,348,234	$(301,973,508)	$127,671	$(5,433,900)	$(7,919,274)
Contribution recognized for 2025 Non-Convertible Promissory Notes, Related Party issued at premium	–	1,949,083	–	–	–	1,949,083
Stock-based compensation	–	211,659	–	–	–	211,659
Other comprehensive income	–	–	–	(20,635)	–	(20,635)
Net loss	–	–	(984,429)	–	(215,132)	(1,199,561)
Balance at September 30, 2025	$12,229	$301,508,976	$(302,957,937)	$107,036	$(5,649,032)	$(6,978,728)

	Nine Months Ended September 30, 2025
				Accumulated		Total
	Common		Accumulated	Other Comprehensive	Non-Controlling	Stockholders’ Equity
	Stock	APIC	Deficit	Income	Interest	(Deficit)
Balance at December 31, 2024	$1,017	$293,253,163	$(287,178,670)	$224,110	$(4,622,142)	$1,677,478
Partial conversion of December 2024 Secured Convertible Notes, Related Party	1,204	2,007,875				2,009,079
Exercise of August 2024 pre-funded warrants	257	(257)	–	–	–	–
Contribution recognized for 2025 Non-Convertible Promissory Notes, Related Party issued at premium	–	3,679,083	–	–	–	3,679,083
Private investment in public entity	9,751	1,932,899	–	–	–	1,942,650
Stock-based compensation	–	636,213	–	–	–	636,213
Other comprehensive income	–	–	–	(117,074)	–	(117,074)
Net loss	–	–	(15,779,267)	–	(1,026,890)	(16,806,157)
Balance at September 30, 2025	$12,229	$301,508,976	$(302,957,937)	$107,036	$(5,649,032)	$(6,978,728)

See Notes to Consolidated Financial Statements (Unaudited)

3

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Statements of Stockholders’ (Deficit) Equity

(Unaudited)

	Three Months Ended September 30, 2024
	Common		Accumulated	Accumulated Other Comprehensive	Non-Controlling	Total Stockholders’
	Stock	APIC	Deficit	Income	Interest	Equity
Balance at June 30, 2024	$99	$293,187,709	$(267,663,224)	$87,169	$(3,751,197)	$21,860,556
Issuance of common stock from public offering	2,875	13,047,124	–	–	–	13,049,999
Stock-based compensation	–	254,939	–	–	–	254,939
Cash-in-lieu of fractional shares from reverse split	–	(4,582)	–	–	–	(4,582)
Other comprehensive loss	–	–	–	(70,834)	–	(70,834)
Net loss	–	–	(10,114,144)	–	(431,608)	(10,545,752)
Balance at September 30, 2024	$2,974	$306,485,190	$(277,777,368)	$16,335	$(4,182,805)	$24,544,326

	Nine Months Ended September 30, 2024
	Common		Accumulated	Accumulated Other Comprehensive	Non-Controlling	Total Stockholders’
	Stock	APIC	Deficit	Income	Interest	Equity
Balance at December 31, 2023	$26	$285,718,456	$(254,370,827)	$48,877	$(3,102,197)	$28,294,335
Issuance of common stock - ESPP	–	12,904	–	–	–	12,904
Stock-based compensation	–	788,025	–	–	–	788,025
Cash-in-lieu of fractional shares from reverse split	–	(4,582)	–	–	–	(4,582)
At-the-market sale of common stock, net of issuance costs	–	8,053	–	–	–	8,053
Issuance of common stock from public offering	2,948	19,962,334	–	–	–	19,965,282
Other comprehensive income	–	–	–	(32,542)	–	(32,542)
Net loss	–	–	(23,406,541)	–	(1,080,608)	(24,487,149)
Balance at September 30, 2024	$2,974	$306,485,190	$(277,777,368)	$16,335	$(4,182,805)	$24,544,326

See Notes to Consolidated Financial Statements (Unaudited)

4

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(16,806,157)	$(24,487,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,526,073	5,371,248
Noncash lease expense	79,526	270,778
Stock-based compensation	636,213	788,025
Loss on lease assignment and termination	5,733,298	–
Foreign exchange gain	(117,335)	–
Loss on disposal of long-lived assets	721,564	–
Loss on settlement of related party receivable	780,000	–
Loss on extinguishment of warrant liability	279,000	–
Loss on debt extinguishment	2,647,000	560,000
Change in fair value of warrant liability	(2,331,000)	–
Change in fair value of related party receivable	(230,000)	(140,000)
Change in fair value of non-convertible promissory notes, related party	(1,300,000)	20,000
Change in fair value of convertible promissory notes, related party	(7,791,321)	224,250
Change in fair value of contingent earn-out receivable, related party	–	(1,190,000)
Unrealized gain on short-term investments	–	(999)
(Increase) decrease in:
Accounts receivable	(36,418)	(828,588)
Prepaid expenses and other current assets	618,180	(379,592)
Inventory - raw materials	(4,795)	734,102
Other assets	203,135	–
Deposits	174,623	(26,622)
Increase (decrease) in:
Accounts payable	1,650,217	(1,695,391)
Deferred revenue	152,837	(48,577)
Accrued expenses and other liabilities	720,952	110,767
Net Cash Used In Operating Activities	(9,694,408)	(20,717,748)

Cash Flows from Investing Activities
Purchase of short-term investments	(30,186)	(933,193)
Proceeds from sale of short-term investments	146,151	2,890,355
Purchases of property and equipment	(57,704)	(695,700)
Proceeds from disposal of property and equipment	–	564,692
Proceeds from sale of intellectual property license	–	1,000,000
Net Cash Provided by Investing Activities	58,261	2,826,154

Cash Flows from Financing Activities
Proceeds from settlement of related party receivable	550,000	–
Repayments of principal under finance lease	(692,236)	(714,669)
Proceeds from issuance of common stock	1,942,650	22,001,799
Stock issuance costs	–	(2,219,868)
Proceeds from issuance of convertible promissory note, related party	–	2,253,750
Proceeds from issuance of non-convertible promissory notes, related party	7,839,083	750,000
Proceeds from issuance of common stock through at-the-market	–	8,399
Proceeds from issuance of common stock upon exercise of warrants	–	178,424
Proceeds from issuance of common stock under ESPP	–	12,904
Repayments of non-convertible promissory notes, related party	(450,000)	–
Net Cash Provided by Financing Activities	9,189,497	22,270,739

Effect of exchange rate changes on cash and cash equivalents	261	(4,736)

Net (Decrease) Increase in Cash and Cash Equivalents	(446,389)	4,374,409

Cash and Cash Equivalents – Beginning of the Period	1,027,997	184,925

Cash and Cash Equivalents – End of the Period	$581,608	$4,559,334

(Continued)

5

SCORPIUS HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Supplemental Disclosure for Cash Flow Information:
Right-of-use assets obtained upon finance lease modifications	$65,245	$–
Right-of-use assets surrendered upon operating lease modifications	$–	$(85,226)
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Exercise of August 2024 pre-funded warrants	$257	$–
Issuance of common stock from conversion of promissory note, related party	$2,009,079	$–
Vendor credit memo applied against capitalized lab equipment	$15,157	$–
Reclassification of contingent earn-out receivable, related party to related party receivable	$–	$1,430,000

See Notes to Consolidated Financial Statements (Unaudited)

6

1. Organizational Structure and Basis of Presentation

Organizational Structure

On October 10, 2025, Scorpius Holdings, Inc. and subsidiaries (“the Company” or “Scorpius”) received a Notice of Public Disposition under the Uniform Commercial Code (the “UCC Notice”) from the collateral agent on behalf of the holders of the December 2024 Secured Convertible Notes (the “Collateral Agent”). The December 2024 Secured Convertible Notes were in default and secured by a lien on all of the Company’s assets. The UCC Notice established the timing and location of a foreclosure sale of all or a portion of the Company’s pledged collateral, which occurred on November 24, 2025. The Collateral Agent closed on the sale of substantially all assets of the Company on December 10, 2025 for $16,253,147. See Note 7 Debt and Note 13 Subsequent Events for details of the allocation of proceeds from the foreclosure sale as well as the aggregate obligations remaining after the application of those proceeds. Upon the closing, the Company has no or nominal operations and no or nominal assets.

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting and should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Certain information or footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of the Company’s management, these financial statements include all normal and recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods presented. However, the results of operations included in such financial statements may not necessarily be indicative of future or annual results.

Unless otherwise noted, all share amounts and per share data in prior period interim consolidated financial statements have been adjusted to give effect to the 1-for-200 reverse stock split that occurred on July 17, 2024.

2. Summary of Significant Accounting Policies

Going Concern Uncertainty

The Company has an accumulated deficit of $303.0 million as of September 30, 2025; a net loss of approximately $16.8 million for the nine months ended September 30, 2025; and has not generated significant revenue or positive cash flows from operations. As further described in Note 7 Debt, the Company is in default on the December 2024 Secured Convertible Notes, Related Party and the 2025 Non-Convertible Promissory Notes, Related Party as a result of, among other things, its failure to repay amounts when due. As of September 30, 2025, the Company had approximately $0.6 million in cash and cash equivalents. Management has determined that there is substantial doubt about the Company’s ability to continue as a going concern within one year after the consolidated financial statements are issued.

As a result of the foreclosure sale of substantially all assets of the Company by the Collateral Agent on November 24, 2025, Scorpius does not have any assets that can generate revenue, and therefore, management does not anticipate generating any revenue from operations in the near term. Management does not expect to generate revenue unless and until the Company consummates a strategic transaction such as a reverse merger or asset acquisition. However, there is no assurance that the Company will be able to find a merger candidate or funding to acquire other assets. If the Company is unable to find financing or undertake a strategic alternative, it may need to file for bankruptcy, liquidate, reorganize, or a combination of the foregoing.

Concentration of Credit Risk

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurable limits. The Company has never experienced any losses related to such balances and does not believe it is exposed to significant credit risk on cash and cash equivalents. As of September 30, 2025, uninsured amounts totaled approximately $70,000. As of December 31, 2024, one account balance was approximately $940,000, resulting in an uninsured balance of approximately $690,000.

7

Other Assets

The balance at December 31, 2024 consists of $0.2 million of land option agreements related to the location for a potential Kansas commercial CDMO facility. During the nine months ended September 30, 2025, the agreements expired and plans for the facility were abandoned with the related charge recognized as a component of selling, general, and administrative expense.

Contingent Earn-Out Receivable, Related Party and Related Party Receivable

Contingent earn-out receivable, related party represented the estimated fair value of royalty earnout payments related to consideration from the divestiture of Elusys Therapeutics, Inc. (“Elusys”) to Elusys Holdings, Inc. (“Elusys Holdings”), a company controlled by the Company’s Chairman, Chief Executive Officer, and President, Jeffrey Wolf.

The contingent earn-out provisions were prescribed by the Asset and Equity Interests Purchase Agreement (the “Purchase Agreement”), dated December 11, 2023, by and between Elusys Holdings and the Company.

On July 30, 2024, the Purchase Agreement was amended (the “First Amendment”) which, among other provisions, restructured the contingent earn-out to a fixed $2.5 million to be paid on or before December 31, 2028, resulting in a reclassification of the receivable to related party receivable. On March 12, 2025, the Company entered into a Second Amendment (the “Second Amendment”) to the Purchase Agreement whereby the $2.5 million payment obligation was settled in exchange for $550,000 paid by Elusys Holdings to the Company. The Company recognized a loss on settlement of related party receivable of nil and $0.8 million for the three and nine months ended September 30, 2025, corresponding to the estimated fair value of the related party receivable immediately prior to the Second Amendment.

Convertible and Non-convertible Promissory Notes, Related Party

The Company accounts for its convertible and non-convertible promissory notes, related party under ASC 815, Derivatives and Hedging (“ASC 815”). Under ASC 815-15-25, an election can be made at the inception of a financial instrument to measure the instrument at fair value (the “fair value option”) under ASC 825 as long as no part of the financial instrument is classified as a component of equity. The Company has determined all relevant criteria have been met and has made such election for its convertible promissory notes, related party because the election allows the Company to present a single liability, inclusive of embedded features which might otherwise require separate recognition. The election has been made for non-convertible promissory notes, related party, to provide consistency across all eligible financial instruments. As a result, these promissory notes are required to be recorded at their initial fair value on the date of issuance, and remeasured at each balance sheet date thereafter. Subsequent changes in their estimated fair value are recognized as a change in the fair value of the convertible and non-convertible promissory notes, related party, in the statements of operations and comprehensive income. The Company does not separately report interest attributable to financial instruments accounted for pursuant to the fair value option because such interest is included in the determination of fair value of those financial instruments and changes thereto. The change in fair value attributable to the change in the instrument-specific credit risk, if any, is presented separately in other comprehensive income. No such amounts were reported in other comprehensive income during the three and nine months ended September 30, 2025 and 2024.

Modifications of Debt Instruments

Modifications or exchanges of debt, which are not considered a troubled debt restructuring, are considered extinguishments if the terms of the new debt and the original instrument are substantially different. The instruments are considered substantially different when the present value of the cash flows under the terms of the new debt instrument are at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. If the original and new debt instruments are substantially different, the original debt is derecognized and the new debt is initially recorded at fair value, with the difference recognized as an extinguishment gain or loss.

8

Segment Information

The Company’s chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer.

The CODM views its operations and manages its business as one operating segment, focused on contract development and manufacturing. The segment-level financial statement information is the same as the financial information presented in the statement of operations and comprehensive loss. The CODM assesses performance for the segment and decides how to allocate resources based on revenue and net loss as reported on the Statement of Operations, after taking into account the Company’s strategic priorities, its cash balance and its expected use of cash. Segment revenue is primarily derived from process development to Current Good Manufacturing Practices clinical and commercial manufacturing of biologics for the biotechnology and biopharmaceutical industries. The measure of segment assets is reported on the balance sheet as total assets.

Impact of Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires more detailed income tax disclosures. The guidance requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The disclosure requirements will be applied on a prospective basis, with the option to apply them retrospectively. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the disclosure requirements related to the new standard.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the face of the Company’s consolidated statements of operations and comprehensive loss. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is currently assessing the impact ASU 2024-03 will have on its consolidated financial statements, including its footnote disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which is intended to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt—Debt with Conversion and Other Options. The amendments in the update clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments also make additional clarifications to assist stakeholders in applying the guidance, including a clarification that the induced conversion guidance applies to a convertible debt instrument that is not currently convertible as long as it had a substantive conversion feature as of both its issuance date and the date the inducement offer is accepted. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for entities that have adopted the amendments of ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments may be applied on either a prospective or a retrospective basis. The Company is currently assessing the impact ASU 2024-04 will have on its consolidated financial statements, including its footnote disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in the update provide a practical expedient to assume that conditions as of the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025, and for interim periods within those annual reporting periods, with early adoption permitted. The amendments in ASU 2025-05 should be applied prospectively. The Company is currently assessing the impact this ASU will have on the consolidated financial statements and related disclosures.

9

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities, which establishes the accounting for a government grant received by a business entity, including guidance for (1) a grant related to an asset and (2) a grant related to income. The guidance is intended to improve financial reporting about government grants received by business entities by clarifying the appropriate accounting, reducing diversity in practice, and increasing consistency across business entities. The amendments in this update are effective for annual reporting periods beginning after December 15, 2028 and interim reporting periods within those annual reporting periods with early adoption permitted. The amendments require a combination of modified prospective and modified retrospective application approaches, depending on the timing of the execution and completion of government grants, and a retrospective approach with a cumulative effect adjustment to the opening balance of retained earnings as of the beginning of the earliest period present. The Company is currently assessing the impact this ASU will have on the consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, to improve the navigability of the required interim disclosures and clarify when the guidance of Topic 270 is applicable, including what disclosures should be provided in interim periods. The amendments in this update are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027 with early adoption permitted. The amendments can be applied either prospectively or retrospectively. The Company is currently assessing the impact this ASU will have on the consolidated financial statements and related disclosures.

No other recently issued accounting pronouncement has had, or is expected to have, a material impact on the Company’s consolidated financial statements.

3. Fair Value of Financial Instruments

As a basis for determining the fair value of certain of the Company’s financial instruments, the Company utilizes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level I – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level II – Observable inputs, other than Level I prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the entire fair value measurement requires management to make judgments and consider factors specific to the asset or liability.

As of September 30, 2025 and December 31, 2024, the fair values of cash and cash equivalents, accounts payable, and accrued expenses approximated their carrying values because of the short-term nature of these assets or liabilities. Cash equivalents are classified within Level I of the fair value hierarchy. Short-term investments consist of Level I securities which are comprised of highly liquid money market funds. The estimated fair value of the short-term investments is based on quoted market prices. There were no transfers between fair value hierarchy levels during the three months ended September 30, 2025 and 2024.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of September 30, 2025
Description	Total	Level 1	Level 2	Level 3
Assets:
Short-term investments	$19,178	$19,178	$–	$–
Liabilities:
Convertible promissory notes, related party	8,862,000	–	–	8,862,000
Non-convertible promissory notes, related party	2,410,000	–	–	2,410,000
Warrant liability	46,000	–	–	46,000

10

	As of December 31, 2024
Description	Total	Level 1	Level 2	Level 3
Assets:
Short-term investments	$135,143	$135,143	$–	$–
Related party receivable	1,100,000	–	–	1,100,000
Liabilities:
Convertible promissory notes, related party	16,015,400	–	–	16,015,400
Warrant liability	2,098,000	–	–	2,098,000

The following tables summarize the change in fair value, as determined by Level 3 inputs, for all assets and liabilities using unobservable Level 3 inputs for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025
	Convertible	Non-Convertible
	Promissory Notes,	Promissory Notes,	Warrant
	Related Party	Related Party	Liability
Balance at June 30, 2025	$(11,232,000)	$(2,190,000)	$(287,000)
Proceeds from issuance of non-convertible promissory notes, related party	–	(3,229,083)	–
Contribution recognized for non-convertible promissory notes, related party issued at premium	–	1,949,083	–
Modification recognized as extinguishment	(2,647,000)	–	–
Change in fair value	5,017,000	1,060,000	241,000
Balance at September 30, 2025	$(8,862,000)	$(2,410,000)	$(46,000)

	Nine Months Ended September 30, 2025
		Convertible	Non-Convertible
	Related Party	Promissory Notes,	Promissory Notes,	Warrant
	Receivable	Related Party	Related Party	Liability
Balance at December 31, 2024	$1,100,000	$(16,015,400)	$–	$(2,098,000)
Partial conversions to common stock	–	2,009,079	–	–
Proceeds from issuance of non-convertible promissory notes, related party	–	–	(7,839,083)	–
Repayments of non-convertible promissory notes, related party	–	–	450,000	–
Contribution recognized for non-convertible promissory notes, related party issued at premium	–	–	3,679,083	–
Modifications recognized as extinguishment	–	(2,647,000)	–	(279,000)
Change in fair value	230,000	7,791,321	1,300,000	2,331,000
Proceeds from settlement of related party receivable	(550,000)	–	–	–
Loss on settlement of related party receivable	(780,000)	–	–	–
Balance at September 30, 2025	$–	$(8,862,000)	$(2,410,000)	$(46,000)

11

	Three Months Ended September 30, 2024
	Contingent		Convertible	Non-Convertible
	Earn-Out Receivable	Related Party	Promissory Notes,	Promissory Notes,
	Related Party	Receivable	Related Party	Related Party
Balance at June 30, 2024	$2,720,000	$–	$(1,940,000)	$(740,000)
(Loss) Gain on partial extinguishment	(1,480,000)	–		750,000
Change in fair value	190,000	140,000	(120,000)	(10,000)
Reclass contingent earn-out receivable, related party to related party receivable	(1,430,000)	1,430,000
Balance at September 30, 2024	$–	$1,570,000	$(2,060,000)	$–

	Nine Months Ended September 30, 2024
	Contingent	Contingent		Convertible	Non-Convertible
	Consideration Receivable	Earn-Out Receivable	Related Party	Promissory Notes,	Promissory Notes,
	Related Party	Related Party	Receivable	Related Party	Related Party
Balance at December 31, 2023	$268,000	$1,720,000	$–	$–	$–
Issuance of non-convertible promissory note, related party	–	–	–	–	(750,000)
Issuance of convertible promissory note, related party	(268,000)	–	–	(1,985,750)	–
(Loss) Gain on partial extinguishment	–	(1,480,000)	–	170,000	750,000
Change in fair value	–	1,190,000	140,000	(244,250)	–
Reclass contingent earn-out receivable, related party to related party receivable	–	(1,430,000)	1,430,000	–	–
Balance at September 30, 2024	$–	$–	$1,570,000	$(2,060,000)	$–

Adjustments associated with changes in fair value are the result of changes to both observable and unobservable inputs used in the measurement of fair value, which are reassessed at each reporting period. The unobservable inputs are reflected in the following tables, which present quantitative information about the inputs and valuation methodologies used for the Company’s fair value measurements of financial assets and liabilities classified as Level 3 as of September 30, 2025 and December 31, 2024.

	As of September 30, 2025
	Valuation Methodology	Significant Input	Weighted Average (range, if applicable)
Convertible promissory note, related party	Discounted Cash Flow Analysis	Maturity term	<1 month
(Restated Elusys Convertible Note, Related Party)		Risk free interest rate	3.8%
		Option-adjusted spread (1)	2.8%
		Principal amount	$2.25 million

Non-convertible promissory notes, related party	Estimated Recovery Value Analysis	Recovery rate (1,2)	31.7%
(2025 Non-Convertible Promissory Notes, Related Party)		Default probability	100.0%

Convertible promissory note, related party	Estimated Recovery Value Analysis	Recovery rate (1,2)	50.0%
(December 2024 Secured Convertible Notes, Related Party)		Default probability	100.0%

Warrant liability	Black-Scholes Option Pricing Model	Risk free interest rate	3.7%
		Volatility of common stock (1)	87.4%
		Expected term	4.18 years

12

	As of December 31, 2024
	Valuation Methodology	Significant Input	Weighted Average (range, if applicable)
Related party receivable	Discounted Cash Flow Analysis	Timing of expected payment	2028
		Risk free interest rate	4.3%
		Option-adjusted spread (1)	18.4%
		Principal amount	$2.5 million

Convertible promissory note, related party	Discounted Cash Flow Analysis	Maturity term	8 months
(Restated Elusys Convertible Note, Related Party)		Risk free interest rate	4.2%
		Option-adjusted spread (1)	18.6%
		Principal amount	$2.25 million

Convertible promissory note, related party	Monte Carlo Simulation Model	Risk free interest rate	4.3%
(December 2024 Secured Convertible Notes, Related Party)		Credit spread (1)	18.6%
		Volatility of common stock (1)	85.0%
		Expected term	2.93 years

Warrant liability	Black-Scholes Option Pricing Model	Risk free interest rate	4.4%
		Volatility of common stock (1)	64.0%
		Expected term	4.93 years
(1)	Represents significant unobservable input

(2)	On September 9, 2025 and in connection with the Notice of Default (defined in Note 7 Debt) received on that date, the Company began using an estimated recovery value analysis in place of a Monte Carlo simulation model as the valuation technique. The recovery rate used was based, in part, on the Moody’s corporate default and recovery rates and adjusted for factors such as the nature of the underlying collateral and seniority of the debt. Prior to September 9, 2025, the valuation technique used Monte Carlo simulation trials through a lattice model incorporating geometric Brownian motion. The simulations were weighted based on projected future stock prices, the volatility of a set of guideline companies, and significant unobservable inputs. Each simulation was based on the range of inputs in a scenario with the mean of the output on each simulation calculated as an average. In addition to the significant unobservable inputs in the preceding table, the Monte Carlo simulations included assumptions related to the timing and probability of i) a fundamental transaction and ii) an eligible subsequent placement, both as defined by the December 2024 Secured Convertible Notes, Related Party.

4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at:

	September 30,	December 31,
	2025	2024
Contract assets	$800,223	$695,041
Prepaid manufacturing expense	156,820	184,951
Prepaid software	57,861	237,615
Prepaid insurance	82,818	409,347
Other prepaid expenses and current assets	39,756	228,704
Total	$1,137,478	$1,755,658

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5. Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the shorter of their estimated useful lives or remaining lease term, ranging generally from three to eight years. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment consist of the following:

	September 30,	December 31,
	2025	2024
Lab equipment	$10,841,455	$13,037,975
Leasehold improvements	1,335,655	1,335,655
Computers	528,808	688,512
Furniture and fixtures	71,311	196,613
Construction-in-process	103,461	57,521
Total	12,880,690	15,316,276
Accumulated depreciation	(4,477,093)	(3,000,816)
Property and equipment, net	$8,403,597	$12,315,460

Depreciation expense was $1.0 million and $1.2 million, respectively, for the three months ended September 30, 2025 and 2024 and $3.2 million and $3.7 million, respectively, for nine months ended September 30, 2025 and 2024. See Note 12 Leases for details of the loss on sale of certain furniture, fixtures, and equipment of $721,564 for the nine months ended September 30, 2025.

6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	September 30,	December 31,
	2025	2024
Accrued marketing expenses	$999,996	$999,996
Compensation and related benefits	1,265,088	298,090
Accrued preclinical and clinical trial expenses	364,460	364,460
Advance payments received from customers for manufacturing materials	169,758	169,758
Other expenses	81,908	268,161
Accrued manufacturing expenses	–	59,793
Total	$2,881,210	$2,160,258

7. Debt

As of September 30, 2025, the face values and fair values of the Company’s debt were as follows:

	Face	Unamortized	Fair
	Value	Discount	Value
Restated Elusys Convertible Note, Related Party	$2,250,000	$–	$720,000
December 2024 Secured Convertible Notes, Related Party	11,656,188	(1,165,619)	8,142,000
Convertible promissory notes payable, related party	13,906,188	(1,165,619)	8,862,000
2025 Non-Convertible Promissory Notes, Related Party	7,389,083	–	2,410,000
Total	$21,295,271	$(1,165,619)	$11,272,000

14

Restated Elusys Convertible Note, Related Party

The Restated Elusys Convertible Note, Related Party, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 30, 2025, was originally issued on January 26, 2024 with a maturity date of September 1, 2025 to Elusys Holdings, Inc., a company controlled by the Company’s Chairman, Chief Executive Officer, and President, Jeffrey Wolf, in connection with the divestiture of Elusys Therapeutics. On December 2, 2025, the Company entered into a Second Amended and Restated Convertible Promissory Note to extend the maturity date of the Restated Elusys Convertible Note, Related Party to March 1, 2026.

Convertible Debt with Warrant Offering (in Default)

On December 6, 2024, the Company entered into a Securities Purchase Agreement (the “December 2024 Purchase Agreement”) with certain institutional investors, pursuant to which it agreed to issue, in a private placement offering (the “December 2024 Offering”), upon the satisfaction of certain conditions specified in the December 2024 Purchase Agreement, 9% senior secured convertible notes (the “December 2024 Secured Convertible Notes, Related Party”) in the aggregate principal amount of $13,388,889, and warrants (the “December 2024 Common Warrants”) to purchase up to an aggregate amount of 13,388,889 shares of common stock, to the institutional investors for an aggregate purchase price of $12,050,000.

The Company received net proceeds from the December 2024 Offering of approximately $3.0 million, net of i) $8.5 million that was used to repurchase 8,500,000 pre-funded warrants that had been issued to institutional investors in connection with a public offering on August 19, 2024 (the “Repurchased PFWs”) and ii) approximately $225,000 to pay off all principal and accrued interest of a non-convertible note that had been issued in November 2024. In connection with the December 2024 Offering, the Company agreed to reimburse the institutional investors for all costs and expenses incurred by them or their affiliates in connection with the transactions contemplated by the December 2024 Purchase Agreement, up to a total amount of $50,000. ThinkEquity acted as placement agent in the December 2024 Offering. In connection with the closing of the December 2024 Offering, the Company paid a placement fee of $285,000 to ThinkEquity, equal to 8% of the net proceeds of the December 2024 Offering paid to the Company, net of the amount used to repurchase the Repurchased PFWs and the amount of the original issue discount.

In connection with the December 2024 Purchase Agreement, the Company, each of the Company’s domestic subsidiaries, and the institutional investors entered into a security agreement, pursuant to which the Company and each of the Company’s domestic subsidiaries granted security interests in substantially all of the Company’s assets to secure the obligations of the Company under the December 2024 Secured Convertible Notes, Related Party and the December 2024 Purchase Agreement. Each of the Company’s domestic subsidiaries also executed and delivered a subsidiary guarantee, pursuant to which they agreed to guarantee the Company’s obligations under the December 2024 Secured Convertible Notes, Related Party and act as surety for payment of the December 2024 Secured Convertible Notes, Related Party.

The December 2024 Secured Convertible Notes, Related Party mature on the third anniversary of their date of issuance, or December 6, 2027, unless prior thereto there is an event of default (see below), and bear interest at a rate of 9% per annum payable in cash on the first business day of each fiscal quarter beginning January 2, 2025. In connection with any redemption, conversion, or prepayment of the December 2024 Secured Convertible Notes, Related Party, the institutional investors are entitled to an amount equal to the additional interest that would accrue under the December 2024 Secured Convertible Notes, Related Party assuming that the original principal remained outstanding through and including the maturity date (the “Make-Whole Amount”), initially $3,615,000.

The December 2024 Secured Convertible Notes, Related Party are convertible, at the option of the holder, at any time, into a number of shares of common stock equal to the principal amount of the December 2024 Secured Convertible Notes, Related Party plus all accrued and unpaid interest, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations (the “December 2024 Conversion Price”). The initial conversion price was equal to $0.50, which was adjusted by amendment to $0.25 in February 2025 for both institutional investors. For one institutional investor holding a December 2024 Secured Convertible Note, Related Party with an aggregate original principal balance of $12,416,667, the conversion price was further adjusted by amendment in May 2025 to $0.06 and in July 2025 to the lower of i) $0.06 or ii) 55% of the average of the three lowest traded prices during the preceding twenty days immediately prior to conversion (the “Market Price”). Terms of the February 2025 and May 2025 amendments were considered not substantially different than the terms immediately prior to the respective amendments, and these amendments were accounted for as modifications of the debt. Terms of the July 2025 amendment were considered substantially different than the terms immediately prior to the amendment and thus, $2,647,000 was recognized as a loss on debt extinguishment for the three and nine months ended September 30, 2025. Losses on extinguishment of other debt instruments of $730,000 and $560,000 were recognized for the three and nine months ended September 2024, respectively.

15

The December 2024 Secured Convertible Notes, Related Party contain customary events of default, including the failure of Jeffrey Wolf to remain as the Company’s Chief Executive Officer, unless an individual reasonably acceptable to the institutional investors has been appointed to replace Mr. Wolf within thirty (30) days of such occurrence, unless the institutional investors extend such deadline for an additional thirty (30) days at their sole discretion. If an event of default occurs, until it is cured, the institutional investors may increase the interest rate applicable to the December 2024 Secured Convertible Notes, Related Party to 15% per annum. If an event of default occurs, the institutional investors may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the December 2024 Secured Convertible Notes, Related Party. Subject to limited exceptions set forth in the December 2024 Secured Convertible Notes, Related Party, the December 2024 Secured Convertible Notes, Related Party prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness. The December 2024 Secured Convertible Notes, Related Party also provide that the Company shall, while the December 2024 Secured Convertible Notes, Related Party remain outstanding, maintain a net monthly cash burn of not more than $1,800,000, calculated on an average trailing-three-month basis, decreasing by increments of $500,000 every three-months.

The December 2024 Secured Convertible Notes, Related Party are redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the December 2024 Secured Convertible Notes, Related Party are outstanding, if the Company enters into a subsequent placement (as such term is defined in the December 2024 Purchase Agreement), each of the institutional investors shall have the right, in their sole discretion, to require the Company to redeem all, or any portion, of the amount due under their December 2024 Secured Convertible Note, Related Party in an amount not in excess of the institutional investor’s pro rata amount of 25% of the gross proceeds of such subsequent placement.

On September 9, 2025, the Company received a notice of default and acceleration letter (“Notice of Default”) from the institutional investors for, among other things, the Company’s failure to maintain an effective and available applicable registration statement in accordance with the terms of the December 2024 Purchase Agreement, the failure of the Company’s common stock to remain listed on an eligible market for a period of more than ten (10) consecutive trading days and the failure to make payments when and as due. With the Notice of Default, all amounts owed under the December 2024 Secured Convertible Notes, Related Party in the aggregate amount of $19,376,084 were due and payable as described below in the section Default and Foreclosure Sale.

The December 2024 Common Warrants expire five years from their date of issuance. The December 2024 Common Warrants are exercisable, at the option of the holder, at any time, for up to an aggregate of 13,388,889 shares of common stock at an exercise price, subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events and subject to the Exchange Cap (the “December 2024 Exercise Price”). The initial exercise price was equal to $0.50, which was adjusted by amendment to $0.25 in February 2025 for both institutional investors. The exercise price was further adjusted by amendment to $0.06 in May 2025 for one institutional investor holding warrants for the exercise of up to 12,416,667 shares of common stock. Terms of the February 2025 and May 2025 amendments were considered substantially different than the terms immediately prior to the respective amendments and thus, $0 and $279,000 was recognized as a loss on extinguishment of warrant liability for the three and nine months ended September 30, 2025, respectively. Terms of the July 2025 amendment were considered not substantially different than the terms immediately prior to the amendment and this amendment was accounted for as modification of the warrant liability. No losses on extinguishment of warrant liability were recognized for the three and nine months ended September 2024. The adjustments to the December 2024 Exercise Price did not change the number of shares of common stock issuable upon exercise of the December 2024 Common Warrants. The December 2024 Secured Convertible Notes, Related Party and the December 2024 Common Warrants provide for the December 2024 Conversion Price and the December 2024 Exercise Price, respectively, to be adjusted in various circumstances. The December 2024 Common Warrants provide for cashless exercise under certain circumstances.

The number of shares of common stock that may be issued upon conversion of the December 2024 Secured Convertible Notes, Related Party and exercise of the December 2024 Common Warrants, and inclusive of any shares issuable under and in respect of the December 2024 Purchase Agreement, was subject to an exchange cap (the “Exchange Cap”) of 865,820 shares, which was 19.99% of the outstanding number of shares of the Company’s common stock as of December 6, 2024, unless the Company obtained approval from its stockholders. Approval was obtained January 16, 2025.

If the December 2024 Secured Convertible Notes, Related Party, including accrued but unpaid interest and the Make-Whole Amount, were to be fully converted into shares of common stock at the December 2024 Conversion Price in effect as of September 30, 2025 and assuming no Exchange Cap or any other limitations on conversion, the Company would issue 28,207,106,725 shares of common stock. In addition, under the terms of the December 2024 Secured Convertible Notes, Related Party and the December 2024 Common Warrants, the institutional investors may not convert the December 2024 Secured Convertible Notes, Related Party or exercise the December 2024 Common Warrants to the extent such conversion or exercise would cause such institutional investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% (the “Maximum Percentage”), of the Company’s then outstanding common stock following such conversion or exercise. On June 9, 2025, one institutional investor filed notice to increase the Maximum Percentage to 9.99%, effective August 9, 2025, applicable to the one institutional investor as permitted by the December 2024 Secured Convertible Notes, Related Party.

16

The amendments to the December 2024 Secured Convertible Notes, Related Party and December 2024 Common Warrants also provide that any conversion and exercise is subject to authorization by NYSE American of a Supplemental Listing Application authorizing the issuance of shares of common stock in excess of 47,396,667 shares of common stock issuable upon conversion of the December 2024 Secured Convertible Notes, Related Party and December 2024 Common Warrants that were previously authorized by NYSE American at the initial conversion and exercise price of $0.50 (with 13,388,889 shares of Common Stock allocated to exercise of the December 2024 Common Warrants and the remaining shares allocated to conversion of the December 2024 Secured Convertible Notes, Related Party).

During the nine months ended September 30, 2025, 6,019,444 shares of the Company’s common stock were issued in connection with partial conversions of the December 2024 Secured Convertible Notes, Related Party at conversion prices of $0.50 and $0.25 per share as reflected in the following table.

			Make-
	Principal	Interest	Whole	Total	Shares
$0.50 conversion price	$833,042	$10,049	$165,345	$1,008,436	2,016,871
$0.25 conversion price	899,659	7,347	93,637	1,000,643	4,002,573
Total	$1,732,701	$17,396	$258,982	$2,009,079	6,019,444

Non-Convertible Debt (in Default)

During the nine months ended September 30, 2025, the Company issued sixteen non-convertible promissory notes with an aggregate original issuance of $7,839,083 to an institutional investor, and subsequent to September 30, 2025, the Company issued fifteen non-convertible promissory notes with an aggregate original issuance of $2,722,649 to the same institutional investor (collectively, the “2025 Non-Convertible Promissory Notes, Related Party”). Seven of the sixteen, with an aggregate original issuance of $3,229,083, were issued during the three months ended September 30, 2025. As described in Note 2 Summary of Significant Accounting Policies, the Company has elected the fair value option for measuring the 2025 Non-Convertible Promissory Notes, Related Party. The fair value of the 2025 Non-Convertible Promissory Notes, Related Party was $1,280,000 and $4,160,000 upon issuance during the three and nine months ended September 30, 2025, respectively, with the $1,949,083 and $3,679,083 premium recognized as a component of equity due to the related party nature of the transactions.

The 2025 Non-Convertible Promissory Notes, Related Party accrue interest at 5.0% per annum and mature at the earlier of i) the stated maturity date; ii) the consummation of a corporate event, as defined; or iii) when, upon or after an event of default (see below). The maturity of the 2025 Non-Convertible Promissory Notes, Related Party, including those issued subsequent to September 30, 2025, range from 31 to 182 days from issuance with a weighted average of 92 days.

All payments upon maturity, redemption or prepayment of the 2025 Non-Convertible Promissory Notes, Related Party shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount. On April 30, 2025, the Company repaid $472,500 of the 2025 Non-Convertible Promissory Notes, Related Party, including principal and premium of $450,000 and $22,500, respectively.

On October 6, 2025, the Company entered into a twelve-month credit facility with the holder of the 2025 Non-Convertible Promissory Notes, Related Party to borrow up to $5.0 million on terms comparable to the existing 2025 Non-Convertible Promissory Notes, Related Party, except as noted below. In connection with this twelve-month credit facility, the Company entered into a security agreement to grant the holder of the 2025 Non-Convertible Promissory Notes, Related Party a security interest in certain property of the Company pari passu with the security interest held by holders of the December 2024 Secured Convertible Notes, Related Party.

Upon the occurrence (and for the duration) of an event of default, those 2025 Non-Convertible Promissory Notes, Related Party issued on or after October 6, 2025 shall accrue interest at an increased rate of 10% per annum until such time as the event of default is cured or waived. The premium payment on those 2025 Non-Convertible Promissory Notes, Related Party issued on or after October 6, 2025 shall equal 15% of the outstanding principal and accrued interest.

The 2025 Non-Convertible Promissory Notes, Related Party contain customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note. If at any time any of the 2025 Non-Convertible Promissory Notes, Related Party are outstanding the Company consummates a subsequent Financing, as defined, the holder shall have the right, in its sole discretion, to require that the Company redeems the entire outstanding balance of the 2025 Non-Convertible Promissory Notes, Related Party, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

17

With the Notice of Default received on September 9, 2025 and described above, all amounts owed under the thirteen then outstanding 2025 Non-Convertible Promissory Notes, Related Party in the aggregate amount of $10,789,561 were due and payable as described below in the section Default and Foreclosure Sale.

Default and Foreclosure Sale

In connection with the Notice of Default, the Company received on October 10, 2025 the UCC Notice from the Collateral Agent. The UCC Notice established the timing and location of a foreclosure sale of all or a portion of the Company’s pledged collateral, which occurred on November 24, 2025.

The Collateral Agent closed on the sale of certain assets pertaining to the Company’s CDMO biomanufacturing facility on December 10, 2025 for $16,253,147. The Collateral Agent received proceeds of $15,219,552, net of fees and expenses of $1,033,595, that were used to partially repay the Company’s secured debt as follows:

Allocation of Proceeds (1)
2025 Non-Convertible Promissory Notes, Related Party
Principal	$9,391,765
Accrued Interest	186,620
Redemption Premium	725,288
10,303,673
December 2024 Secured Convertible Notes, Related Party
Principal	2,971,115
Interest and Make-Whole	1,371,020
Late Fees	126,846
Redemption Premium	446,898
4,915,879
Total Proceeds	$15,219,552

Debt and related amounts in excess of the proceeds allocated bear interest at 12.5% per annum. The aggregate amount, inclusive of principal, interest, make-whole, late fees, and redemption premiums, owed to the holders of the December 2024 Secured Convertible Notes, Related Party and 2025 Non-Convertible Promissory Notes, Related Party was $14.9 million immediately following the closing of the sale and allocation of proceeds as follows:

Remaining (1)
2025 Non-Convertible Promissory Notes, Related Party (measured at amortized cost)	$485,888
December 2024 Secured Convertible Notes, Related Party (measured at amortized cost)	14,460,205
$14,946,093

(1)	As described in Note 2 Summary of Significant Accounting Policies, the Company accounts for its convertible and non-convertible promissory notes payable, related party under ASC 815 and has elected the fair value option under ASC 825. As a result, these instruments are required to be recorded at their initial fair value on the date of issuance and remeasured at each balance sheet date thereafter. Subsequent changes in their estimated fair value are recognized as a change in the fair value of the convertible and non-convertible promissory notes, related party, in the statements of operations and comprehensive loss. The Company does not separately report interest attributable to financial instruments accounted for pursuant to the fair value option because such interest is included in the determination of fair value of those financial instruments and changes thereto. The components of the proceeds allocation and the aggregate remaining amounts above have been presented on the accrual basis of accounting using amortized cost which is a different measurement principal than fair value. The Company has determined it impractical to estimate fair value of the components of the proceeds allocation and the aggregate remaining amounts above for inclusion in this filing.

Subsequent to the closing of the sale and through February 17, 2026, the Company issued five non-convertible promissory notes in the aggregate principal amount together with an aggregate original issuance of $269,967 to the holder of the 2025 Non-Convertible Promissory Notes, Related Party.

18

8. Stockholders’ Equity

Private Investment in Public Entity

During the nine months ended September 30, 2025, the Company received $1,942,650, net of fees of $7,550, from investors of a private placement offering in consideration of the issuance to be made to such investors of an aggregate of 48,755,000 shares of its common stock at $0.04 per share. The investments were made pursuant to a securities purchase agreement which contained customary representations, warranties and agreements by the Company and the investors and customary conditions to closing.

Common Stock Warrants and Pre-Funded Warrants

The Company’s common stock warrants allow for potential settlement in cash if certain extraordinary events are effected by the Company, including a 50% or greater change of control in the Company’s common stock. Except in relation to the December 2024 Common Warrants, those events have been deemed to be within the Company’s control. As a result, the Company applies equity treatment for its common stock warrants following the guidance established by ASC Topic 815-40, except for the December 2024 Common Warrants for which the Company applies liability treatment.

As of September 30, 2025 and December 31, 2024, the Company had outstanding common stock warrants to purchase 13,688,001 shares of common stock issuable at a weighted average exercise price of $0.60 per share and $1.01 per share, respectively. The Company also had outstanding pre-funded warrants to purchase 1,285,000 shares of common stock issuable at a weighted average exercise price of $0.0002 per share as of December 31, 2024, all of which were exercised during the nine months ended September 30, 2025, resulting in no pre-funded warrants outstanding as of September 30, 2025.

Stock Compensation Expense

For the three months ended September 30, 2025 and 2024, the Company recorded $0.2 million and $0.3 million of stock-based compensation expense, respectively, and for the nine months ended September 30, 2025 and 2024, respectively, the Company recorded $0.6 million and $0.8 million of stock-based compensation expense. Unrecognized compensation expense related to unvested stock options was $0.2 million as of September 30, 2025, which is expected to be recognized over a weighted-average period of 0.2 years and will be adjusted for forfeitures as they occur.

The following is a summary of the stock option activity for the three and nine months ended September 30, 2025:

		Weighted		Weighted
		Average	Aggregate	Average
		Exercise	Intrinsic	Remaining
	Shares	Price	Value	Contractual Life
Stock options outstanding at December 31, 2024	62,316	$334.81	$6,737	6.9 Years
Expired	(232)	5,055.16
Stock options outstanding at June 30, 2025	62,084	317.18	779	6.4 Years
Forfeited	(30)	644.47
Stock options outstanding and vested or expected to vest at September 30, 2025	62,054	317.02	21	6.1 Years
Stock options exercisable at September 30, 2025	60,673	318.65	21	6.1 Years

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9.  Revenue

CDMO revenue

The Company’s CDMO revenue is generated from a limited number of customers, which has resulted in a concentration of revenue for the three and nine months ended September 30, 2025 and 2024. The following tables reflect the Company’s CDMO customers with revenue in excess of 10% of total revenue for the applicable period.

Major Customers	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Customer A	92%	53%
Customer B	*	17%

Major Customers	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Customer B	26%	10%
Customer C	33%	15%
Customer D (1)	*	44%

* .. Less than 10% for the applicable period.

1 This customer migrated to a larger CDMO for commercial manufacture of their product during 2024.

The following table presents changes in contract liabilities for the nine months ended September 30, 2025 and 2024:

Contract liabilities
Balance at December 31, 2024	$1,466,094
Reclassification to revenue as the result of performance obligations satisfied	(584,383)
Net change to contract balance recognized since beginning of period due to amounts collected	737,220
Balance at September 30, 2025	$1,618,931

Contract liabilities
Balance at December 31, 2023	$2,389,441
Reclassification to revenue as the result of performance obligations satisfied	(4,891,241)
Net change to contract balance recognized since beginning of period due to amounts collected	4,842,664
Balance at September 30, 2024	$2,340,864

The timing of revenue recognition, billings and cash collections results in billed accounts receivable and contract liabilities (customer deposits and deferred revenue). Contract liabilities represent customer deposits and deferred revenue billed and/or received in advance of the Company’s fulfillment of performance obligations. Contract liabilities convert to revenue as the Company performs its obligations under the contract.

During the three and nine months ended September 30, 2025, the Company recognized revenue of nil and $0.2 million, respectively, that was included in the balance of deferred revenue as of December 31, 2024.

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The aggregate amount of transaction price allocated to unsatisfied or partially satisfied performance obligations as of September 30, 2025 totaled $4.5 million. Expectations for the timing of revenue recognition of this amount is dependent on various factors, including the Company’s ability to procure the necessary supplies and raw materials. Variable consideration excluded from the transaction price and, thus, not reflected in the amount generally relates to promises that leverage the assistance of third parties, such as clinical trials offices, in the fulfillment of the Company’s performance obligations to its customers. These activities are considered promises to transfer distinct goods or services that are part of single performance obligations.

The opening and closing balances of the Company’s accounts receivable, all of which relate to CDMO revenue, are as follows:

Opening on January 1, 2024	$375,192
Closing on December 31, 2024	143,469
Closing on September 30, 2025	179,887

Grant revenue

The Company recognized grant revenue associated with National Institutes of Health of $9,000 and $133,000 during the three months ended September 30, 2025 and 2024, respectively, and $97,000 and $182,000 during the nine months ended September 30, 2025 and 2024, respectively.

10. Net Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the periods. Fully diluted net loss per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the periods. The Company applies the treasury stock method for stock options and warrants and the if-converted method for convertible debt when determining common equivalent shares. As the Company’s pre-funded warrants are issuable for little to no consideration and do not contain any conditions that must be satisfied for the holder to receive the shares, pre-funded warrants are included in the computation of basic and diluted net loss per share.

For the three and nine months ended September 30, 2025 and 2024, all of the Company’s common stock options, convertible debt and, except for the pre-funded warrants described above, warrants are anti-dilutive and therefore have been excluded from the diluted net loss per share calculations.

The following table reconciles net loss to net loss attributable to Scorpius Holdings, Inc.:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net loss	$(1,199,561)	$(10,545,752)	$(16,806,157)	$(24,487,149)
Net loss - non-controlling interest	(215,132)	(431,608)	(1,026,890)	(1,080,608)
Net loss attributable to Scorpius Holdings, Inc.	$(984,429)	$(10,114,144)	$(15,779,267)	$(23,406,541)

Common shares	61,142,712	1,840,485	38,667,703	774,315
Pre-funded warrants	–	5,215,283	–	1,751,117
Weighted-average common shares outstanding, basic and diluted	61,142,712	7,055,768	38,667,703	2,525,432

Net loss per common share attributable to Scorpius Holdings, Inc., basic and diluted	$(0.02)	$(1.43)	$(0.41)	$(9.27)

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Potentially dilutive common equivalent shares from the following securities were excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	Three and Nine Months
	Ended September 30,
	2025	2024
Outstanding stock options	62,054	62,316
Outstanding common stock warrants	13,688,001	299,112
December 2024 Secured Convertible Notes, Related Party	28,207,106,725	–

11. Income Tax

Income taxes have been computed using the asset and liability method in accordance with ASC 740 “Income Taxes”. The Company computes its interim provision for income taxes by applying the estimated annual effective tax rate method. The Company estimates an annual effective tax rate of 0% for the year ending December 31, 2025. The Company’s effective tax rate for the three and nine months ended September 30, 2025 and 2024 was 0%.

The Company incurred losses for the three and nine months ended September 30, 2025, and is forecasting additional losses through the year, resulting in an estimated net loss for both financial statement and tax purposes for the year ending December 31, 2025. Due to the Company’s history of losses, there is not sufficient evidence to record a net deferred tax asset associated with the U.S., Australian, and German operations. Accordingly, a full valuation allowance has been recorded related to the net deferred tax assets in those jurisdictions.

At September 30, 2025, the Company had no unrecognized tax benefits that would affect the Company’s effective tax rate.

12. Leases

On March 7, 2025, the Company entered into an Assignment and Assumption of Lease (the “Lease Assignment”) with a third party assignee and the landlord pursuant to which the Company assigned all of its rights and obligations under its lease, dated June 21, 2021, as amended, for its former principal offices in Morrisville, North Carolina. In connection with the Lease Assignment, the Company incurred fees of $224,651 to its broker, $55,720 to the landlord for March 2025 rent due under the lease, and sold certain furniture, fixtures and equipment on the leased premises to the assignee for $55,720. In connection with the Lease Assignment, the Company derecognized the related operating lease right-of-use asset and operating lease liability and recognized a loss of $1,600,531. In connection with the sale of furniture, fixtures and equipment, the Company recognized a loss on sale of $721,564, including the $55,720 rent payment that was, economically, a wash of the sale proceeds.

On March 24, 2025, the Company received a notice of lease termination, effective immediately, from TPB Merchants Ice LLC, a Texas limited liability company (the “Lessor”), the lessor of its principal manufacturing space (the “Premises”) at 1305 E. Houston Street, Building 2, in San Antonio, terminating that certain Lease dated December 31, 2022, between Lessor and the Company for the Premises, due to non-payment of rent. This resulted in a loss on lease termination of $4,132,767. Negotiations failed with the Lessor to replace the terminated lease with a license or similar conveyance of rights to occupy and use the Premises.

Excluding the $1,600,531 and $4,132,767 losses described above, which are recorded as a “loss on lease assignment and termination” in the accompanying statements of operations and comprehensive loss, the Company’s lease cost is reflected in the accompanying statements of operations and comprehensive loss within selling, general and administrative and research and development as follows:

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Operating lease cost	$350,187	$957,600
Finance lease cost
Amortization of lease assets	1,293,227	1,712,838
Interest on lease liabilities	538,209	719,832
Total finance lease cost	$1,831,436	$2,432,670

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Total cash paid for operating leases during the nine months ended September 30, 2025 and 2024 was $0.3 million and $0.7 million, respectively, and is included within cash flows from operating activities within the consolidated statements of cash flows. Total cash paid for finance leases was $1.2 million and $1.4 million during the nine months ended September 30, 2025 and 2024, respectively, of which $0.7 million and $0.5 million, respectively, related to principal and interest during the nine months ended September 30, 2025 and $0.7 million and $0.7 million related to principal and interest, respectively, during the nine months ended September 30, 2024. Cash paid for principal on finance leases is included within cash flows from financing activities while cash paid for interest on finance leases is included within cash flows from operating within the consolidated statements of cash flows.

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Operating lease cost	$62,530	$287,265
Finance lease cost
Amortization of lease assets	385,035	556,219
Interest on lease liabilities	154,545	233,655
Total finance lease cost	$539,580	$789,874

Total cash paid for operating leases during the three months ended September 30, 2025 and 2024 was $0.1 million and $0.2 million, respectively, and is included within cash flows from operating activities within the consolidated statements of cash flows. Total cash paid for finance leases was $0.4 million and $0.5 million during the three months ended September 30, 2025 and 2024, respectively, of which $0.2 million related to each principal and interest during the three months ended September 30, 2025 and $0.3 million and $0.2 million related to principal and interest, respectively, during the three months ended September 30, 2024. Cash paid for principal on finance leases is included within cash flows from financing activities while cash paid for interest on finance leases is included within cash flows from operating within the consolidated statements of cash flows.

The weighted average remaining lease term and incremental borrowing rate as of September 30, 2025 and 2024 were as follows:

	2025	2024
Weighted average remaining lease term
Operating leases	3.3 years	5.9 years
Finance leases	10.1 years	11.1 years
Weighted average incremental borrowing rate
Operating leases	10.26%	9.75%
Finance leases	10.11%	10.12%

Maturities of operating and finance lease liabilities as of September 30, 2025 were as follows:

	Operating Leases	Finance Leases	Total
2025 (excluding the nine months ended September 30, 2025)	$60,775	$320,899	$381,674
2026	252,825	1,485,944	1,738,769
2027	262,938	615,269	878,207
2028	273,456	635,826	909,282
2029	23,699	657,002	680,701
2030	–	748,812	748,812
2031	–	771,276	771,276
Thereafter	–	4,903,219	4,903,219
Total minimum lease payments	873,693	10,138,247	11,011,940
Less: imputed interest	(132,814)	(4,034,588)	(4,167,402)
Present value of lease liabilities	$740,879	$6,103,659	$6,844,538

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13.  Subsequent Events

See Note 7 Debt for information related to non-convertible debt issued subsequent to September 30, 2025; the twelve-month, $5.0 million credit facility the Company entered into on October 6, 2025 with the holder of the 2025 Non-Convertible Promissory Notes, Related Party; the UCC Notice received on October 10, 2025; and details of the foreclosure sale on November 24, 2025 that closed December 10, 2025, including amounts outstanding immediately after proceeds from the foreclosure sale were used to partially repay the secured debt.

Upon the closing of the foreclosure sale by the Collateral Agent, the Company has no or nominal operations and no inventory, property, plant, and equipment, or operating lease right-of-use assets and nominal finance lease right-of-use assets and will therefore be unable to generate any revenue from operations in the near term. Additionally, the Company has no operating lease liabilities or finance lease liabilities.

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